Exhibit 5.1

April 29, 2010

The Board of Directors

Columbia Banking System, Inc.

1301 “A” Street

Tacoma, Washington 98402

Re:	Registration Statement on Form S-3 to Register an Additional $15,120,000 in Securities Relating to Prior Registration Statement on Form S-3 (SEC File No. 333-166017)

Ladies and Gentlemen:

We have acted as counsel to Columbia Banking System, Inc., a Washington corporation (“Company”), in connection with a filing by the Company of a registration statement on Form S-3, pursuant to Rule 462(b) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) for the registration of up to $15,120,000 in aggregate offering price of common and preferred shares and warrants (the “Securities”). The Registration Statement relates to the shelf registration statement on Form S-3 (File No. 333-166017) filed by the Company on April 13, 2010 (the “Prior Registration Statement”), and is being filed for the purpose of increasing the aggregate offering price of securities registered under the Prior Registration Statement.

In connection with the Securities that will be registered and issued under the Registration Statement, we have examined the following: (i) the Registration Statement to be filed by the Company with the Commission; (ii) resolutions adopted by the Board of Directors of the Company (“Board of Directors”) relating to the authorization and approval of the registration of the Securities under the Registration Statement; and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company or representations of the Company contained or incorporated by reference in the Registration Statement. We have assumed, without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us.

Columbia Banking System, Inc.

April 29, 2010

For the purposes of the opinions set forth below, we have assumed that the issuance of the Securities that may be issued from time to time, as well as any agreements entered into in connection therewith, will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Articles of Incorporation, the Bylaws and applicable Washington law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

Based upon and relying solely upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we advise you that in our opinion, upon completion of all Authorizing Proceedings relating to the Securities, or any portion thereof, the Securities will be duly authorized, assuming that, upon issuance, the total number of Securities issued and outstanding will not exceed the total number of Securities that the Company is then authorized to issue under its Articles of Incorporation, and, when and if delivered against payment therefor in accordance with the Authorizing Proceedings, will be validly issued under the laws of the State of Washington, and will be fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is limited to the application of the laws of the State of Washington and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdictions.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the legal reference to this firm under the caption “Legal Matters” as having passed upon the validity of the Securities. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

Graham & Dunn PC

/s/ Graham & Dunn PC